SUBSCRIPTION AGREEMENT

Arco-Iris Gold Corporation
Suite 22, Postnet P.O. Box 1006
Plettenberg Bay, 6600
South Africa
+ 27764965865

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing __________________________________________________ (__________) shares of Common Stock of Arco-Iris Gold Corporation (the “Company”) at a price of $0.03 per share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Ms. Stacey Aaron solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Aaron.

MAKE CHECK PAYABLE TO:  Arco-Iris Gold Corporation

Executed this _____ day of ___________________, _______.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser
ID Number:

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.03	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _______________	Other: _________________

Arco-Iris Gold Corporation

By:

Title: